Exhibit 31.1

MANAGEMENT CERTIFICATION

I, J. Frank Harrison, III, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A, Amendment No. 1, of Coca-Cola Bottling Co. Consolidated; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 3, 2015	/s/ J. Frank Harrison, III
J. Frank Harrison, III
Chairman of the Board of Directors and Chief Executive Officer